UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 25, 2008, IDM Pharma, Inc. (the “Company”) issued a press release announcing that the Company recently presented to the Committee for Medicinal Products for Human Use (the “CHMP”), the scientific committee of the European Medicines Evaluation Agency (the “EMEA”), regarding the Marketing Authorization Application (the “MAA”) for mifamurtide (“L-MTP-PE”) for the treatment of patients with non-metastatic, resectable osteosarcoma. The Company attended an oral explanation hearing before the CHMP on January 23, 2008. The CHMP considered that the data presented by the Company suggested a possible clinical benefit in terms of survival. However, the CHMP requested clarification of the existing data in order to gain assurance about the quality of the data before drawing any conclusions from the data presented. In addition, the Company is required to address a number of remaining questions relating to chemistry, manufacturing and controls. As a result of the CHMP’s non-binding opinion, the Company was granted a time extension to allow the Company additional time to respond to all the remaining questions regarding the MAA. The Company now expects to receive a final opinion from the CHMP in the third quarter and a final decision from the European Commission in the fourth quarter of 2008.
A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: January 25, 2008	By:	/s/ Robert J. De vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.